                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


Dril-Quip (Europe) Limited, a private limited company.

Dril-Quip Asia Pacific PTE Ltd., a private limited company.

DQ Holdings PTY Ltd., a private limited company.